UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ArcelorMittal

(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	Not applicable
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

24-26 boulevard

d’Avranches

L-1160 Luxembourg

Grand Duchy of Luxembourg

Telephone: +352 4792-1

(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file numbers to which this form relates: 333-223400

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
5.50% Mandatorily Convertible Subordinated Notes due 2023	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Subordinated Debt Securities” on pages 18 through 26 of the Prospectus dated March 2, 2018 included in the Registration Statement on Form F-3 of ArcelorMittal (the “Company”) (Registration No. 333-223400), as supplemented by the information under the headings “Risk Factors—Risks Related to an Investment in the Notes” and “Description of the Notes” on pages S-44 through S-53 and S-62 through S-87, respectively, of the related Prospectus Supplement of the Company, dated May 11, 2020, which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.	Exhibits.

4.1. Subordinated Securities Indenture, between ArcelorMittal and Wilmington Trust, National Association, as trustee (the “Trustee”), and Citibank, N.A., as securities administrator (the “Securities Administrator”), dated as of January 16, 2013, incorporated by reference to Exhibit 4.1 of the Report on Form 6-K furnished by the Company to the SEC on January 16, 2013.

4.2. Second Supplemental Indenture between the Company, the Trustee and the Securities Administrator, dated as of May 18, 2020, incorporated by reference to Exhibit 4.1 of the Report on Form 6-K furnished by the Company to the SEC on May 18, 2020.

4.3. Form of Note (included in the Second Supplemental Indenture, incorporated by reference herein as Exhibit 4.2).

99.1. Prospectus dated March 2, 2018, incorporated by reference to the Registration Statement on Form F-3 filed with the SEC by the Company on March 2, 2018 (Registration No. 333-223400).

99.2. Prospectus Supplement dated May 11, 2020, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company on May 13, 2020.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

ARCELORMITTAL (Registrant)

By:	/s/ Philippe Noury
Name:	Philippe Noury
Title:	Vice President and Group Treasurer

By:	/s/ Maureen Baker
Name:	Maureen Baker
Title:	Vice President of Funding

Date: May 18, 2020